Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 174 to Registration Statement No. 002-90649 on Form N-1A of our reports dated December 13, 2018 relating to the financial statements and financial highlights of Fidelity Diversified International Fund, Fidelity Diversified International K6 Fund, Fidelity Emerging Europe, Middle East, Africa (EMEA) Fund, Fidelity International Capital Appreciation Fund, Fidelity International Capital Appreciation K6 Fund, Fidelity International Small Cap Opportunities Fund, Fidelity International Value Fund, and Fidelity Worldwide Fund, our reports dated December 14, 2018 relating to the financial statements and financial highlights of Fidelity Global Equity Income Fund, Fidelity International Small Cap Fund, and Fidelity Total International Equity Fund, our reports dated December 18, 2018 relating to the financial statements and financial highlights of Fidelity Flex International Fund, Fidelity Series Emerging Markets Fund, Fidelity Series International Value Fund, Fidelity Series Emerging Markets Opportunities Fund, and Fidelity Series International Small Cap Fund, each a fund of Fidelity Investment Trust, appearing in the Annual Report on Form N-CSR of Fidelity Investment Trust for the year ended October 31, 2018, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 21, 2018